Exhibit 23 (d)

               Consent of Independent Accountants


We hereby consent to the incorporation by reference to the Registration Statements on Form S-3 (Nos. 333-29433, 333-47534,
333-87573 and 333-20023) of Old National Bancorp of our report dated January 18, 2000 appearing in this Form 10-K.




Heathcott & Mullaly, P.C.

Brentwood, Tennessee
March 7, 2001